                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated May 12, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005
Annual Reports to Shareholders of the Diversified Bond Fund, High-Yield Fund,
Premium Money Market Fund and Prime Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public
Accounting Firm" and "Financial Statements" in such Registration Statement.

Kansas City, Missouri
March 3, 2006